Exhibit 99.1

    iMergent Announces Third Quarter Fiscal 2007 Financial Results

               - Reports Total Revenue of $42.6 Million -

           - Reports Record $49.1 Million in Net Dollar Volume of
                          Contracts Written -

         - Delivers $6.0 Million of Net Cash Provided by Operating Activities Increasing Cash and Cash Equivalents to $39.0 Million -

                 - Posts GAAP Net Income of $4.7 Million -

           - Raises Guidance for Fiscal 2007 Net Dollar Volume of
 Contracts Written to Grow Approximately 60% to 65% Over Fiscal 2006 -

              - Repurchases 180,100 Shares for $3.4 Million -


    OREM, Utah--(BUSINESS WIRE)--May 7, 2007--iMergent, Inc.
(AMEX:IIG), a leading provider of eCommerce software for small businesses and entrepreneurs, today announced its financial results for the three and nine months ended March 31, 2007.

    Don Danks, chairman and chief executive officer, stated, "We have accomplished and exceeded our goals this past quarter by continuously focusing on our growth strategy. To demonstrate our commitment to shareholder value, we initiated a quarterly cash dividend during March 2007, which is another way for our shareholders to participate in our continued success. We are very excited about the 68 percent increase in net income to $4.7 million during the quarter, compared to $2.8 million during the third quarter of fiscal 2006. Net income per diluted common share was $0.36 this quarter, compared to $0.22 in the prior year. We are also very excited about the 129 percent increase in non-GAAP net income to $7.9 million during the quarter, compared to $3.5 million during the third quarter of fiscal 2006. Non-GAAP net income per diluted common share was $0.61 this quarter, compared to $0.28 in the prior year."

    Danks continued, "The key driver for our strong revenue growth during the quarter was an increase in the number of workshops in combination with the improvement in the percentage of attendees purchasing our software at our workshops. This improvement was attributable to refinements made in our workshop and preview presentations, which resulted in increased revenue and Net Dollar Volume of Contracts Written per workshop and strengthened our margins. In addition, the rising demand for our StoresOnline Pro(TM) software was complemented by the traction we are seeing from new sales teams. The number of workshops we held during the quarter grew significantly to 320 workshops, including 91 internationally, compared to 189 workshops, including seven internationally, during the same quarter last year."

    Danks added, "We remain focused on consistently offering our customers ancillary products and services that help our customers run their businesses effectively, and drive recurring revenue for iMergent. For example, we offer ancillary products such as Money Resource Network, TaxVantage and AVAIL. Our goal is to continue to develop and market products that assist small businesses and entrepreneurs, which we expect will contribute to our growth."

    "This quarter we set another record for Net Dollar Volume of Contracts Written, which reached $49.1 million, representing an 86 percent increase over the third quarter of fiscal 2006," stated Robert Lewis, chief financial officer. "Also during the quarter, we generated $6.0 million in net cash from operating activities, some of which was used to facilitate our stock purchase plan. We purchased 180,100 shares of our common stock for $3.4 million, bringing the total to 293,900 shares purchased for $5.0 million during fiscal 2007."

    Generally Accepted Accounting Principles (GAAP) and Non-GAAP
Metrics

    In December 2005, the company changed its business model to: (1) limit certain "free" services to a period of one year for all customers who purchased the StoresOnline software prior to December 20, 2005, and (2) begin charging customers for those services as part of customer support. This change in business model resulted in the recognition of previously deferred product and other revenue of $108.0 million in December 2005, which would have been recognized in future periods had the change in business model not occurred.

    Because of the change in business model described above, the company believes the Net Dollar Volume of Contracts Written during each period is a consistent and relevant measure to understand the operations of the company. Net Dollar Volume of Contracts Written represents the gross dollar amount of contracts executed during the period less estimates for bad debts, discounts incurred on sales of trade receivables, and estimates for customer returns. The company also believes non-GAAP net income and non-GAAP net income per diluted common share are useful measures. These non-GAAP measures assume 1) the Net Dollar Volume of Contracts Written is recognized as revenue at the time of sale; 2) certain corresponding costs of product and other revenue and selling and marketing expenses are also recognized at the time of sale; and 3) the income tax provision is based upon an estimated federal, state, and foreign statutory blended rate of 40 percent. Non-GAAP net income per diluted common share is defined as non-GAAP net income divided by the weighted average of diluted common shares outstanding. Tables reconciling GAAP and non-GAAP measures follow in this press release.

    Fiscal Third Quarter 2007 Compared to 2006

    -- Revenues for the third quarter of fiscal 2007 were $42.6 million, representing a 71 percent increase from revenues of $25.0 million for the third quarter of fiscal 2006. Net Dollar Volume of Contracts Written was $49.1 million for the quarter, an increase of 86 percent from $26.3 million for the comparable quarter last year. The increase in both revenues and Net Dollar Volume of Contracts Written is attributable to increased demand for our StoresOnline Pro software, contribution from our new sales teams, and an increase in percentage of attendees purchasing our software at our workshops.

    -- Total operating expenses were $36.7 million for the quarter, compared to $21.5 million for the same quarter of fiscal 2006. The increase in costs of product and other revenues and selling and marketing expenses was primarily attributable to the increase in revenue and Net Dollar Volume of Contracts Written.

    -- Net cash provided by operating activities for the quarter was $6.0 million, compared to $5.1 million for the second quarter of fiscal 2007 and $2.4 million for the third quarter of fiscal 2006.

    -- For the three months ended March 31, 2007, net income was $4.7 million, an increase of 68 percent compared to net income of $2.8 million for the same quarter of fiscal 2006. Net income per diluted common share was $0.36 for the quarter, compared to $0.22 for the same quarter of fiscal 2006.

    -- For the three months ended March 31, 2007, non-GAAP net income was $7.9 million, up 129 percent compared to non-GAAP net income of $3.5 million for the same quarter of fiscal 2006. Non-GAAP net income per diluted share was $0.61 for the quarter, compared to $0.28 for the same quarter of fiscal 2006.

    Nine Months Ended March 31, 2007 Compared to 2006

    -- Revenues for the nine months ended March 31, 2007 were $107.3 million, compared to $156.9 million for the same period last year, which prior year period included the recognition of previously deferred product and other revenue of $108.0 million due to the change in our business model in December 2005. Net Dollar Volume of Contracts Written was $119.1 million for the nine months ended March 31, 2007, compared to $68.4 million for the same period last year. The increase in Net Dollar Volume of Contracts written is attributable to increased demand for our StoresOnline Pro software, contribution from our new sales teams, and an increase in percentage of attendees purchasing our software at our workshops.

    -- Total operating expenses were $94.0 million, for the nine months ended March 31, 2007 compared to $60.2 million for the same period last year.

    -- Net cash provided by operating activities for the nine months ended March 31, 2007 was $14.0 million, compared to $17.7 million for the same period last year, which prior year period included the sale of our domestic trade receivables in August 2005 for $14.0 million.

    -- For the nine months ended March 31, 2007, GAAP net income was $18.7 million, or $1.45 per diluted common share, which included an income tax benefit of $676,000. This compares to GAAP net income of $108.5 million, or $8.56 per diluted share, in the same period last year, which prior year period included the aforementioned recognition of previously deferred product and other revenues of $108.0 million and an income tax benefit of $9.8 million.

    -- Non-GAAP net income for the nine months ended March 31, 2007 was $17.3 million, or $1.34 per diluted common share, compared to non-GAAP net income of $6.1 million, or $0.48 per diluted common share, for the same period last year.

    Outlook

    Danks reiterated, "We delivered a robust third quarter in fiscal 2007 and anticipate this growth to continue for the remainder of fiscal 2007. As such, we are increasing our expectations for fiscal 2007 annual growth of Net Dollar Volume of Contracts Written to approximately 60 percent to 65 percent over fiscal 2006 Net Dollar Volume of Contracts Written of $99.8 million."

    On March 27, 2007, iMergent had increased guidance for fiscal 2007 to grow Net Dollar Volume of Contracts Written approximately 45 percent to 50 percent over fiscal 2006 to reflect continued strong demand for StoresOnline Pro software and benefits of the company's ninth sales team.

    Conference Call

    The company is hosting a conference call today at 1:30 p.m. PT (4:30 p.m. ET). The call will be broadcast live over the Internet at www.imergentinc.com. If you do not have Internet access, the telephone dial-in number is 800-639-0297 for domestic participants and 706-634-7417 for international participants. Please dial in five to ten minutes prior to the beginning of the call. A telephone replay will be available through May 9, 2007; dial 706-645-9291, and enter access code 5021133.

    Safe Harbor Statement

    The statements made in this press release regarding (i) iMergent continuously focusing on its growth strategy, (ii) iMergent providing and continuing to provide uninterruptible commitment to shareholder value, (iii) iMergent continuing to provide a cash dividend, (iv) iMergent continuing to improve the sales close rates of its workshops, (v) iMergent continuing to make refinements to its workshop and preview presentations, (vi) iMergent continuing to see rising demand for its StoresOnline Pro(TM) software, (vii) iMergent continuing to see traction from its new sales teams, (viii) iMergent continuing to increase the number of workshops held both domestically and internationally, (ix) iMergent continuing to offer its customers ancillary products and services which may help to run their businesses effectively, (x) iMergent being able to drive recurring revenue, (xi) iMergent being able to monetize its database and build ancillary and residual products, (xii) iMergent's ability to develop and market products that assist small businesses and entrepreneurs, (xiii) iMergent's ability to continue to grow its business throughout the remainder of fiscal 2007 and beyond, (xiv) iMergent's commitment to providing its customers with the highest level of products and services, (xv) iMergent's expectation that Net Dollar Volume of Contracts Written is a consistent and relevant metric to understand the operations of the Company as a result of the change in business model in December 2005, (xvi) iMergent's expectation that fiscal 2007 Net Dollar Volume of Contracts Written will grow approximately 60 to 65 percent over fiscal 2006, and other statements that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the Company's ability to increase the Net Dollar Volume of Contracts Written; the Company properly estimating customer returns and cash collections on financed contracts; the Company's ability to continue to evaluate and find ancillary products; the Company's ability to offer best solutions to its customers; the Company's ability to maintain a very solid customer base; the Company's ability to have lucrative long-term relationships with its customers; that the market for the Company's products will continue to grow; whether regulatory authorities will bring future actions against the Company; the success of StoresOnline(TM) Pro; the continued ability to increase the number of workshops; the ability to expand operating margins; fluctuations in the Company's operating results because of negative publicity, seasonality, weather, competition and other factors; adverse international or domestic regulatory developments affecting the internet or the Company's business; the effect of competitive and economic factors and the Company's reaction to them; possible disruption in commercial activities caused by terrorist activity and armed conflicts; changes in logistics and security arrangements; reduced purchases relative to security expectations; possible disruption in commercial activity as a result of natural disasters or major health concerns including epidemics; continued competitive pressures in the marketplace; the ability of the Company to successfully evolve its products; costs of and developments in the Company's pending litigation and SEC investigation; the Company's ability to generate revenue and profits from current strategic partnerships; the Company continuing to experience traction from marketing partnerships; the Company's ability to generate positive cash flows from operating activities; the Company's ability to sell receivables; the continued ability of the Company to repurchase its common shares and what effect those transactions may have on cash and liquidity; the Company's ability to expand current markets and develop new markets and establish profitable strategic partnerships; the Company's ability to continue to finance extended payment term arrangement customer contracts; whether there is continual demand for the Company's products and services in its target market of small businesses and entrepreneurs for assistance in establishing websites; that the Company can successfully adjust its product financing policy and that such adjustments to the policy will not negatively impact business or revenues; that the Company is able to leverage its business; that the Company does improve margins and can continue to improve margins; that new products and initiatives in the pipeline will be implemented; that new products and initiatives, if implemented, will improve the customer base and margins of the Company; that the Company's customer service will be adequate to meet the needs of its customers; that the Company's customer service will continue to improve; that the Company can broaden its training and education programs as well as offer new products and solutions; that if the Company is able to broaden its training and education programs as well as offer new products and solutions that such actions will have a positive impact on the Company, its customers, its customer relationships, and its margins or revenues; and that the growth strategy undertaken by the Company will be successful. For a more detailed discussion of risk factors that may affect iMergent's operations, please refer to the Company's Form 10-K for the year ended June 30, 2006 and the Forms 10-Q for the periods ended September 30, 2006 and December 31, 2006. These forward-looking statements speak only as of the date on which such statements are made and the Company undertakes no obligation and expressly disclaims any obligation to update such forward-looking statements, except as required by law.

    About iMergent

    iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet. Headquartered in Orem, Utah, the Company sells its proprietary StoresOnline software and training services which help users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In addition to software, iMergent offers site development, web hosting and marketing products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.



      - Financial Statements and Reconciling Tables to Follow -




                   iMERGENT, INC. AND SUBSIDIARIES
                Condensed Consolidated Balance Sheets
            (Dollars in thousands, except per share data)
                             (unaudited)

                                          March 31, 2007 June 30, 2006
                                          -------------- -------------
Assets

Current Assets:
  Cash and cash equivalents                  $   38,981     $  30,023
  Certificate of deposit                              -           500
  Trade receivables, net of allowance for
   doubtful accounts of $15,940 as of
   March 31, 2007 and $6,894 as of June
   30, 2006                                      24,282        13,419
  Inventories                                       207           151
  Prepaid expenses and other                      7,250         2,739
                                          -------------- -------------
     Total Current Assets                        70,720        46,832

Certificate of deposit                              500             -
Long-term trade receivables, net of
 allowance for doubtful accounts of $7,783
 as of March 31, 2007 and $4,117 as of
 June 30, 2006                                   11,239         7,508
Property and equipment, net                       1,778           696
Deferred income tax assets                       11,091         9,976
Merchant account deposits and other                 580         1,000
                                          -------------- -------------
     Total Assets                            $   95,908     $  66,012
                                          ============== =============

Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts payable                           $    2,792     $   2,752
  Accrued expenses and other                      4,722         4,085
  Dividends payable                               1,230             -
  Income taxes payable                              843           348
  Deferred revenue, current portion              29,313        20,064
  Capital lease obligations                          42            91
                                          -------------- -------------
     Total Current Liabilities                   38,942        27,340

Deferred revenue, net of current portion         11,239         8,693
                                          -------------- -------------
     Total Liabilities                           50,181        36,033
                                          -------------- -------------

Commitments and contingencies

Stockholders' Equity:
  Preferred stock, par value $0.001 per
   share - authorized 5,000,000 shares;
   none issued                                        -             -
  Common stock, par value $0.001 per share
   - authorized 100,000,000 shares;
   12,302,067 shares outstanding as of
   March 31, 2007 and 12,375,313 shares
   outstanding as of June 30, 2006                   12            12
  Additional paid-in capital                     76,012        77,762
  Accumulated deficit                           (30,297)      (47,795)
                                          -------------- -------------
     Total Stockholders' Equity                  45,727        29,979
                                          -------------- -------------

     Total Liabilities and Stockholders'
      Equity                                 $   95,908     $  66,012
                                          ============== =============




                   iMERGENT, INC. AND SUBSIDIARIES
               Condensed Consolidated Income Statements
            (Dollars in thousands, except per share data)
                             (unaudited)

                   Three Months Ended March  Nine Months Ended March
                              31,                       31,
                   ------------------------- -------------------------
                      2007         2006         2007         2006
                   ------------ ------------ ------------ ------------

Revenues:
 Product and other $    35,593  $    21,508  $    90,728  $   147,970
 Commission and
  other                  7,043        3,497       16,592        8,923
                   ------------ ------------ ------------ ------------
 Total revenues         42,636       25,005      107,320      156,893
                   ------------ ------------ ------------ ------------

Operating expenses:
 Cost of product
  and other
  revenues              12,850        7,567       33,534       21,847
 Selling and
  marketing             19,408       10,215       47,658       27,760
 General and
  administrative         4,102        3,473       11,976        9,931
 Research and
  development              371          208          858          677
                   ------------ ------------ ------------ ------------
  Total operating
      expenses          36,731       21,463       94,026       60,215
                   ------------ ------------ ------------ ------------

Income from
 operations              5,905        3,542       13,294       96,678
                   ------------ ------------ ------------ ------------

Other income
 (expense):
 Interest income         1,836          819        4,831        2,099
 Interest expense            -           (3)          (3)         (17)
 Other income
  (expense), net           (91)         158          (70)        (117)
                   ------------ ------------ ------------ ------------
    Total other
     income, net         1,745          974        4,758        1,965
                   ------------ ------------ ------------ ------------

Income before
 income tax
 (provision)
 benefit                 7,650        4,516       18,052       98,643

Income tax
 (provision)
 benefit                (2,953)      (1,716)         676        9,829

                   ------------ ------------ ------------ ------------
Net income         $     4,697  $     2,800  $    18,728  $   108,472
                   ============ ============ ============ ============

Net income per
 common share:
 Basic             $      0.38  $      0.23  $      1.51  $      8.94
 Diluted           $      0.36  $      0.22  $      1.45  $      8.56
Weighted average
 common shares
 outstanding:
 Basic              12,389,854   12,135,889   12,373,728   12,133,971
 Diluted            12,952,954   12,691,997   12,911,557   12,674,550




                   iMERGENT, INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Cash Flows
                        (Dollars in thousands)
                             (unaudited)

                                          Nine Months Ended March 31,
                                         -----------------------------
Increase (decrease) in cash and cash
 equivalents                                 2007           2006
---------------------------------------  -------------  --------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                               $     18,728    $    108,472
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
     Depreciation and amortization                440             212
     Expense for stock options issued
      to employees                              1,710             898
     Expense for stock options issued
      to consultants                               34              44
     Changes in assets and liabilities:
        Trade receivables and trade
         receivables held for sale            (14,594)          7,546
        Inventories                               (56)            (18)
        Prepaid expenses and other             (4,511)           (830)
        Restricted cash                             -             (50)
        Merchant account deposits and
         other                                    420            (739)
        Deferred income tax assets             (1,115)        (10,639)
        Accounts payable, accrued
         expenses and other liabilities           677           1,026
        Deferred revenue                       11,795         (88,469)
        Income taxes payable                      495             242
                                         -------------  --------------
Net cash provided by operating
 activities                                    14,023          17,695
                                         -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition of property and
    equipment                                  (1,522)           (286)
                                         -------------  --------------
           Net cash used in investing
            activities                         (1,522)           (286)
                                         -------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Repurchase of common stock               (4,965)              -
      Proceeds from exercise of stock
       options and related income tax
       benefit                                  1,471              42
      Principal payments on capital
       lease obligations                          (49)            (59)
                                         -------------  --------------
           Net cash used in financing
            activities                         (3,543)            (17)
                                         -------------  --------------

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                                    8,958          17,392

CASH AND CASH EQUIVALENTS AT THE
 BEGINNING OF THE PERIOD                       30,023          10,691

                                         -------------  --------------
CASH AND CASH EQUIVALENTS AT THE END OF
 THE PERIOD                              $     38,981    $     28,083
                                         =============  ==============


                           NON-GAAP MEASURES

    The following non-GAAP measures assume:

    -- The Net Dollar Volume of Contracts Written is recognized as revenue at the time of sale;

    -- Certain corresponding costs of revenue and selling and marketing expenses are also recognized at the time of sale; and

    -- The income tax provision is based upon an estimated federal, state, and foreign statutory blended rate of 40%.

    Net Dollar Volume of Contracts Written

    Until the change in our business model in late December 2005, the Company recognized product and other revenue ratably over a period of five years and not at the time contracts were written. Effective December 2005, the Company began recognizing product and other revenue after the expiration of the three-day cancellation period for contracts written for which cash payments were received. For products purchased by customers under extended payment term arrangements, the Company continues to defer and recognize revenue as cash payments are received from customers, typically over two years.

    Because of the changes in the Company's revenue recognition policies resulting from the change in business model noted above and due to the Company's growth, management believes that the Net Dollar Volume of Contracts Written is a consistent and relevant measure to understand the operations of the Company. Net Dollar Volume of Contracts Written represents the gross dollar amount of contracts executed during the period less estimates for bad debts, discounts incurred on sales of trade receivables (financial discounts), and estimates for customer returns. Net Dollar Volume of Contracts Written is not equivalent to revenue recognized in accordance with US GAAP. In contrast, revenue recognized in accordance with US GAAP consists of cash contracts written net of estimated customer returns plus actual cash collections on financed contracts. Actual collections on financed contracts and customer returns may differ materially from original estimates. However, the Company has several years of experience with the financing arrangements and products and services offered to its customers. Consequently, management believes it has a reasonable basis for its estimates.

    Management uses the following non-GAAP measures to evaluate the results of the Company's operations because Net Dollar Volume of Contracts Written is the primary factor that influences costs of revenue and selling and marketing expenses, which are typically recognized at the time the contract is written but no later than the expiration of the customer's three-day cancellation period. Consequently, management measures the Company's operating performance and sets its future operating budgets based upon the Net Dollar Volume of Contracts Written during the period.

    The following non-GAAP measures assume that the Net Dollar Volume of Contracts Written is recognized as revenue at the time of sale, regardless of the three-day cancellation period.

    Certain Costs of Revenue and Selling and Marketing Expenses

    The Company recognizes sales commissions and software royalties as costs of revenue at the time the related sales are deemed final, i.e. upon expiration of the customers' three-day cancellation period in accordance with U.S. GAAP. Additionally, the Company recognizes direct-response advertising costs as selling and marketing expenses in accordance with SOP 93-7 as the related cash sales are recognized as revenues.

    Because the following non-GAAP measures assume that Net Dollar Volume of Contracts Written is recognized as revenue at the time of sale, the non-GAAP measures also assume that the related costs described above are recognized as expenses at the time of sale, regardless of the three-day cancellation period.

    The Company conducted 23 workshops during the last three business days of March 2007. Consequently, $2,258,000 of cash sales were deferred and recognized in April 2007. Additionally, the related costs of revenue totaling $395,000 and the related selling and marketing expenses totaling $547,000 were recognized in April 2007. The Company conducted 3 workshops during the last three business days of March 2006. Consequently, $147,000 of cash sales were deferred and recognized in April 2006. Additionally, the related costs of revenue totaling $25,000 and the related selling and marketing expenses totaling $74,000 were recognized in April 2006. No workshops were conducted during the last three business days of December 2006 or December 2007.

    Income Tax Provision

    Due to the change in business model in December 2005, the Company determined that it was more likely than not that $11,877,000 of its net deferred income tax assets, which had a valuation allowance against them, would be realized. The benefit recorded upon the removal of the corresponding valuation allowance was partially offset by an income tax provision of $2,048,000, resulting in a net income tax benefit of $9,829,000 for the nine months ended March 31, 2006.

    Due to management's increased taxable earnings projections and discrete event developments in the resolution of certain contingencies during the three months ended December 31, 2006, the Company determined that it was more likely than not that its remaining deferred income tax assets of $7,746,000 would be realized. The benefit resulting from the removal of the corresponding valuation allowance was partially offset by an income tax provision of $7,070,000, resulting in a net income tax benefit of $676,000 for the nine months ended March 31, 2007.

    The Company has recognized and expects to continue to recognize income tax expense commensurate with federal, state, and foreign statutory rates in periods subsequent to December 2006. Consequently, the following non-GAAP measures assume an income tax provision based upon an estimated federal, state, and foreign statutory blended rate of 40%. Because of the change in business model in December 2005 and the resulting impacts on income tax provision/benefit mentioned above, management believes that this non-GAAP measure provides a consistent and relevant metric to understand the operations of the Company.

    Reconciliation of Net Dollar Volume of Contracts Written

    The following table summarizes the activity within deferred revenue and the Net Dollar Volume of Contracts Written for the three and nine months ended March 31, 2007 and 2006, and reconciles the Net Dollar Volume of Contracts Written (NDVCW) with US GAAP revenue as reported in the Company's financial statements.



                              Three Months Ended   Nine Months Ended
                                   March 31,            March 31,
                              ------------------- --------------------
                                2007      2006      2007      2006
                              --------- --------- --------- ----------
                                           (in thousands)
Deferred revenue, beginning
 of period                    $ 34,125  $ 24,256  $ 28,757  $ 114,050
Plus: Cash product sales
 during the last three
 business days of March 2007  $  2,258  $    147  $  2,258  $     147
Remaining net change in
 deferred revenue                4,169     1,178     9,537    (88,616)
                              --------- --------- --------- ----------
Deferred revenue, end of
 period                       $ 40,552  $ 25,581  $ 40,552  $  25,581
                              ========= ========= ========= ==========

                                2007      2006      2007      2006
                              --------- --------- --------- ----------
                                           (in thousands)
Total revenue recognized in
 financial statements in
 accordance with US GAAP      $ 42,636    25,005   107,320    156,893
Plus: Cash product sales
 during the last three
 business days of March 2007     2,258       147     2,258        147
Remaining net change in
 deferred revenue                4,169     1,178     9,537    (88,616)
                              --------- --------- --------- ----------
Net Dollar Volume of
 Contracts Written, non-GAAP  $ 49,063  $ 26,330  $119,115  $  68,424
                              ========= ========= ========= ==========




                   iMERGENT, INC. AND SUBSIDIARIES
                GAAP to Non-GAAP Reconciliation Tables
            (Dollars in thousands, except per share data)
                             (unaudited)

                             Three Months Ended March 31, 2007
                     -------------------------------------------------
                                                   Expense assuming
                                                   NDVCW is recognized
                                                     as revenue and
                                                    related expenses
                                                   are recognized at
                                                   time of sale (Non-
                          GAAP         Adj.              GAAP).
                     -------------- -----------   --------------------
Cost of product and
 other revenue        $     12,850    $    395 (1)     $       13,245
Selling and marketing       19,408         547 (1)             19,955


                             Three Months Ended March 31, 2007
                     -------------------------------------------------
                                                   Assumes NDVCW is
                                                     recognized as
                                                   revenue and related
                                                      expenses are
                                                   recognized at time
                                                   of sale, including
                                                       income tax
                                                    provision at 40
                          GAAP         Adj.        percent (Non-GAAP).
                     -------------- -----------   --------------------
Income before income
 tax provision        $      7,650    $  5,485 (2)     $       13,135
Income tax provision        (2,953)     (2,301)(3)             (5,254)
                     -------------- -----------   --------------------
Net income            $      4,697    $  3,184         $        7,881
                     ============== ===========   ====================

Net income per common
 share:
     Basic            $       0.38                     $         0.64
                     ==============               ====================
     Diluted          $       0.36                     $         0.61
                     ==============               ====================
Weighted average
 common shares
 outstanding:
     Basic              12,389,854                         12,389,854
     Diluted            12,952,954                         12,952,954


                             Three Months Ended March 31, 2006
                     -------------------------------------------------
                                                   Expense assuming
                                                   NDVCW is recognized
                                                     as revenue and
                                                    related expenses
                                                   are recognized at
                                                   time of sale (Non-
                          GAAP         Adj.              GAAP).
                     -------------- -----------   --------------------
Cost of product and
 other revenue        $      7,567    $     25 (4)     $        7,592
Selling and marketing       10,215          74 (4)             10,289


                             Three Months Ended March 31, 2006
                     -------------------------------------------------
                                                   Assumes NDVCW is
                                                     recognized as
                                                   revenue and related
                                                      expenses are
                                                   recognized at time
                                                   of sale, including
                                                       income tax
                                                    provision at 40
                          GAAP         Adj.        percent (Non-GAAP).
                     -------------- -----------   --------------------
Income before income
 tax provision        $      4,516    $  1,226 (5)     $        5,742
Income tax provision        (1,716)       (581)(3)             (2,297)
                     -------------- -----------   --------------------
Net income            $      2,800    $    645         $        3,445
                     ============== ===========   ====================

Net income per common
 share:
     Basic            $       0.23                     $         0.28
                     ==============               ====================
     Diluted          $       0.22                     $         0.27
                     ==============               ====================
Weighted average
 common shares
 outstanding:
     Basic              12,135,889                         12,135,889
     Diluted            12,691,997                         12,691,997

                 Note explanations follow the tables.




                   iMERGENT, INC. AND SUBSIDIARIES
                GAAP to Non-GAAP Reconciliation Tables
            (Dollars in thousands, except per share data)
                             (unaudited)

                              Nine Months Ended March 31, 2007
                      ------------------------------------------------
                                                    Expense assuming
                                                         NDVCW is
                                                      recognized as
                                                       revenue and
                                                     related expenses
                                                     are recognized at
                                                       time of sale
                           GAAP          Adj.           (Non-GAAP).
                      -------------- ------------   ------------------
Cost of product and
 other revenue          $    33,534    $     395 (1)    $      33,929
Selling and marketing        47,658          547 (1)           48,205


                              Nine Months Ended March 31, 2007
                      ------------------------------------------------
                                                    Assumes NDVCW is
                                                      recognized as
                                                       revenue and
                                                     related expenses
                                                     are recognized at
                                                      time of sale,
                                                     including income
                                                     tax provision at
                                                     40 percent (Non-
                           GAAP          Adj.             GAAP).
                      -------------- ------------   ------------------
Income before income
 tax benefit
 (provision)            $    18,052    $  10,853 (6)    $      28,905
Income tax benefit
 (provision)                    676      (12,238)(3)          (11,562)
                      -------------- ------------   ------------------
Net income              $    18,728    $  (1,385)       $      17,343
                      ============== ============   ==================

Net income per common
 share:
     Basic              $      1.51                     $        1.40
                      ==============                ==================
     Diluted            $      1.45                     $        1.34
                      ==============                ==================
Weighted average
 common shares
 outstanding:
     Basic               12,373,728                        12,373,728
     Diluted             12,911,557                        12,911,557


                              Nine Months Ended March 31, 2006
                      ------------------------------------------------
                                                    Expense assuming
                                                         NDVCW is
                                                      recognized as
                                                       revenue and
                                                     related expenses
                                                     are recognized at
                                                       time of sale
                           GAAP          Adj.           (Non-GAAP).
                      -------------- ------------   ------------------
Cost of product and
 other revenue          $    21,847    $      25 (4)    $      21,872
Selling and marketing        27,760           74 (4)           27,834


                              Nine Months Ended March 31, 2006
                      ------------------------------------------------
                                                    Assumes NDVCW is
                                                      recognized as
                                                       revenue and
                                                     related expenses
                                                     are recognized at
                                                      time of sale,
                                                     including income
                                                     tax provision at
                                                     40 percent (Non-
                           GAAP          Adj.             GAAP).
                      -------------- ------------   ------------------
Income before income
 tax benefit
 (provision)            $    98,643    $ (88,370)(7)    $      10,273
Income tax benefit
 (provision)                  9,829      (13,938)(3)           (4,109)
                      -------------- ------------   ------------------
Net income              $   108,472    $(102,308)       $       6,164
                      ============== ============   ==================

Net income per common
 share:
     Basic              $      8.94                     $        0.51
                      ==============                ==================
     Diluted            $      8.56                     $        0.49
                      ==============                ==================
Weighted average
 common shares
 outstanding:
     Basic               12,133,971                        12,133,971
     Diluted             12,674,550                        12,674,550

                 Note explanations follow the tables.





----------------------------------------------------------------------
(1) Represents certain expenses, described above, related to revenues that were deferred to April 2007 as a result of workshops conducted during the last three business days of March 2007.

(2) Represents the net adjustment to revenues of $6,427,000 to derive the Net Dollar Volume of Contracts Written during the period (including $2,258,000 of cash sales that were deferred to April 2007 as a result of workshops conducted during the last three business days of March 2007), and the adjustments to expenses noted above in cost of product and other revenues of $395,000 and selling and marketing expenses of $547,000.

(3) Represents the adjustment necessary to recognize the income tax provision based upon an estimated federal, state, and foreign statutory blended rate of 40%.

(4) Represents certain expenses, described above, related to revenues that were deferred to April 2006 as a result of workshops conducted during the last three business days of March 2006.

(5) Represents the net adjustment to revenues of $1,325,000 to derive the Net Dollar Volume of Contracts Written during the period (including $147,000 of cash sales that were deferred to April 2006 as a result of workshops conducted during the last three business days of March 2006), and the adjustments to expenses noted above in cost of product and other revenues of $25,000 and selling and marketing expenses of $74,000.

(6) Represents the net adjustment to revenues of $11,795,000 to derive the Net Dollar Volume of Contracts Written during the period (including $2,258,000 of cash sales that were deferred to April 2007 as a result of workshops conducted during the last three business days of March 2007), and the adjustments to expenses noted above in cost of product and other revenues of $395,000 and selling and marketing expenses of $547,000.

(7) Represents the net adjustment to revenues of ($88,469,000) to derive the Net Dollar Volume of Contracts Written during the period (including $147,000 of cash sales that were deferred to April 2006 as a result of workshops conducted during the last three business days of March 2006), and the adjustments to expenses noted above in cost of product and other revenues of $25,000 and selling and marketing expenses of $74,000.

----------------------------------------------------------------------


    CONTACT: iMergent, Inc.
             Robert Lewis, CFO, 801-431-4695
             investor_relations@imergentinc.com
             or
             Lippert/Heilshorn & Associates
             Kirsten Chapman or Mary Magnani,
             415-433-3777 (Investor Relations)
             kchapman@lhai.com